                                                                   Exhibit (a.2)

                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT



     ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the ING MFS Research Portfolio and the ING Salomon Brothers Capital Portfolio as follows:


Old Name                                                            New Name
--------                                                            --------

ING MFS Research Portfolio - Initial Class.................     ING MFS Research Equity Portfolio - Initial Class
ING MFS Research Portfolio - Adviser Class.................     ING MFS Research Equity Portfolio - Adviser Class
ING MFS Research Portfolio - Service Class.................     ING MFS Research Equity Portfolio - Service Class
ING Salomon Brothers Capital Portfolio - Initial Class.....     ING Salomon Brothers Fundamental Value Portfolio - Initial Class
ING Salomon Brothers Capital Portfolio - Adviser Class.....     ING Salomon Brothers Fundamental Value Portfolio - Adviser Class
ING Salomon Brothers Capital Portfolio - Service Class.....     ING Salomon Brothers Fundamental Value Portfolio - Service Class

     SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on February 5, 2003.

     THIRD: The foregoing amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

     FOURTH: The foregoing amendment shall be effective on May 1, 2003.

     IN WITNESS WHEREOF, ING Partners, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 4th day of April, 2003.


                                           ING PARTNERS, INC.


                                           By: /s/  Laurie M. Tillinghast
                                               ----------------------------
                                               Laurie M. Tillinghast
                                               President
WITNESS:


/s/  Jacqueline Salamon
-----------------------
Jacqueline A. Salamon
Assistant Secretary

                                   CERTIFICATE


     THE UNDERSIGNED, President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                                /s/  Laurie M. Tillinghast
                                                --------------------------
                                                Laurie M. Tillinghast
                                                President